UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2007

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation

On February 16, 2007, MarkWest Hydrocarbon, Inc. (the “Company”), as borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent  for the Lenders, Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, and SunTrust Bank entered into the first amendment to the second amended and restated credit agreement (“Company Credit Facility”). The Term of the Agreement was extended by one year, to August 20, 2010. Additionally, provisions were added for a Non-Borrowing Base Revolving Credit Facility “NBB Facility.” The NBB Facility provides for up to $50 million of credit to enable the Company to meet margin requirements associated with its derivative agreements.

The Company Credit Facility bears interest at a variable interest rate, plus basis points.  The variable interest rate is typically based on the London Inter Bank Offering Rate (“LIBOR”); however, in certain borrowing circumstances the rate would be based on the higher of a) the Federal Funds Rate plus 0.5-1%, and b) a rate set by the Facility’s administrative agent, based on the U.S. prime rate.  The basis points correspond to the ratio of the Revolver Facility Usage (as defined in the Company Credit Facility) to the Borrowing Base (as defined in the Company Credit Facility), ranging from 0.50% to 1.75% for Base Rate loans, and 1.50% to 2.75% for Eurodollar Rate loans.  The Company pays a quarterly commitment fee on the unused portion of the credit facility at an annual rate ranging from 37.5 to 50.0 basis points.

Under the provisions of the Company Credit Facility, the Company is subject to a number of restrictions on its business, including restrictions on its ability to grant liens on assets; make or own certain investments; enter into any swap contracts other than in the ordinary course of business; merge, consolidate or sell assets; incur indebtedness (other than subordinated indebtedness); make distributions on equity investments; declare or make, directly or indirectly, any restricted distributions.

The Company Credit Facility also contains covenants requiring the Company to maintain:

•                  a leverage ratio greater than 4.0 to 1.0, or up to 5.5 to 1.0, in certain circumstances of total consolidated debt to consolidated EBITDA, provided if more than  (as defined in the Company Credit Facility) for any fiscal quarter-end;

•                  a minimum net worth of a) $30.0 million plus, b)50% of consolidated net income (if positive) earned on or after July 1, 2006 plus, c) 100% of net proceeds of all equity issued by the Company subsequent to February 16, 2007; and

•                  a minimum collateral coverage ratio of not less than 2.0 to 1.0 (as defined in the Company Credit Facility) as of the date of any determination. In the event the NBB Facility loans are drawn the minimum collateral coverage ratio increases to 3.5 to 1.0.

Text of Agreements.  The full text of the Company Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description of Exhibit
10.1

First amendment to the second amended and restated credit agreement dated as of February 16, 2007 among MarkWest Hydrocarbon, Inc., as borrower, Royal Bank of Canada, as Administrative Agent and Collateral Agent for the Lenders, Royal Bank of Canada, U.S. Bank National Association, Bank of Oklahoma, N.A, and SunTrust Bank.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC
(Registrant)

Date: February 23, 2007	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President and Chief Financial Officer